EXHIBIT 32.2
Certification of Interim Principal Financial Officer
Pursuant to 18 U.S.C. Section 1350, as Adopted Pursuant to
Section 906 of the Sarbanes-Oxley Act of 2002
I, Eric Johnson, hereby certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to the best of my knowledge:
(i) the Quarterly Report of Mellanox Technologies, Ltd. (the “Company”) on Form 10-Q for the quarter ended June 30, 2018 (the “Form 10-Q”), fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934, as amended; and
(ii) the information contained in the Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of the Company.
In Witness Whereof, the undersigned has set his hand hereto as of August 3, 2018.

By:		/s/ Eric Johnson
	Name:	Eric Johnson
	Title:	V.P., Corporate Controller
(Interim Principal Financial and Accounting Officer)
Dated: August 3, 2018
This certification accompanies the Form 10-Q to which it relates to, is not deemed filed with the Securities and Exchange Commission and is not to be incorporated by references into any filings of the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended (whether made before or after the date of the Form 10-Q), irrespective of any general incorporation language contained in such filing.